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                                                                     EXHIBIT 23B

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20759) pertaining to the members' stock purchase plan, incorporation by reference in the Registration Statement (Form S-8 No. 33-61305) pertaining to the 1995 stock-based compensation plan of HON INDUSTRIES Inc., incorporation by reference in the Registration Statement (Form S-8 No. 33-27121) pertaining to the 1997 equity plan for non-employee directors of HON INDUSTRIES Inc., and incorporation by reference in the Registration Statement (Form S-3 No. 333-36433) and related prospectus of HON INDUSTRIES Inc. of our report dated January 30, 1996, with respect to the 1995 consolidated financial statements and schedule of HON INDUSTRIES Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 3, 1998.


                                                               Ernst & Young LLP

Chicago, Illinois
March 20, 1998

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